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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                  May 31, 2000
                      ___________________________________

                                Universe2U Inc.
      ____________________________________________________________________
             (Exact name of registrant as specified in its chapter)

                                     Nevada
                           _________________________
                 (State or other jurisdiction of incorporation)


                                   333-86331
                           _________________________
                            (Commission File Number)


                                   88-0433489
                              ___________________
                       (IRS Employer Identification No.)


                      30 West Beaver Creek Rd. - Suite 109
                         Richmond Hill, Ontario, Canada
                         _____________________________
                    (Address of principal executive offices)


                                    L4B 3K1
                         ______________________________
                                   (Zip Code)


                                 (905) 881-3284
                               _________________
              (Registrant's telephone number, including area code)


                           PAXTON MINING CORPORATION
                         ______________________________
                                 (Former name)
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Item 2.  Acquisition or Disposition of Assets

Effective as of May 31, 2000, the Company, through a wholly-owned subsidiary incorporated pursuant to the laws of the Province of Ontario ("Subco"), completed the acquisition of CableTec Communications Inc. (formerly Bernie Tan Investments Inc. and referred to as "CableTec"). Subco had entered into a definitive share purchase agreement to acquire CableTec on January 25, 2000 (the "Agreement"). Pursuant to the terms of the Agreement, Subco agreed to acquire all of the outstanding shares of CableTec in consideration for the payment of U.S. $1,034,910. The transaction was originally intended to close in February 2000. The terms of the Agreement were amended in March and in May 2000 to, amongst other things, extend the closing date to May 31, 2000. In addition, the Agreement was amended to grant Bernard Tanunagara, currently President of the Company's CableTec Communications subsidiary, an option to acquire up to 200,000 common shares of the Company at an exercise price of Cdn$7.50 per share.

ITEM 7.  Financial Statements and Exhibits

Pursuant to paragraph (4) of Item 7 of Form 8-K, the Company hereby omits the financial statements required under Item 7 required to be filed herewith and hereby undertakes to file an amendment hereto containing such financial statements not later than 60 days from the required filing date of this Form 8-K.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         UNIVERSE2U INC.


Date:   July 25, 2000                    By:  /s/ Kim Allen
        --------------                       ----------------------
                                              Kim Allen,
                                              President and Chief
                                              Executive Officer